SEARCHLIGHT MINERALS CORP.

#120 – 2441 W. Horizon Ridge Pkwy	TEL: (702) 939-5247
Henderson, Nevada 89052	FAX: (702) 939-5249

September 19, 2005	OTC BB: SLGT

FOR IMMEDIATE DISSEMINATION

CLOSING OF PRIVATE PLACEMENTS FOR AGGREGATE GROSS
PROCEEDS OF US$3.055 MILLION, TWO FOR ONE STOCK SPLIT AND
CHANGE OF HEAD OFFICE

The board of directors of Searchlight Minerals Corp. (the “Company”) announced today the following:

Closing of $115,000 U.S. Private Placement

The Company has closed its private placement of 230,000 units to raise aggregate gross proceeds of US$115,000 (the “U.S. Private Placement”). The U.S. Private Placement units were issued to accredited investors resident in the United States pursuant to Regulation D of the Securities Act of 1933. Each unit (a ”Unit”) consisted of one share of the Company’s common stock (a “Share”), one half of one share purchase warrant with each whole warrant entitling the subscriber to purchase one additional Share for a period of nine months from the closing of the U.S. Private Placement at an exercise price equal to US$1.25 per Share, and one non-transferable warrant exercisable into one-tenth (1/10) of one Unit for no additional consideration if a Registration Statement on Form SB-2 registering the resale of the Units is not declared effective by the US Securities and Exchange Commission on or before the day that is four months and one day after the closing of the U.S. Private Placement.

Closing of Private Placements for Aggregate Proceeds of $3.055 Million

Following the closing of the U.S. Private Placement, along with the previously announced closing of the Company’s Canadian and European private placements, the Company has raised aggregate gross proceeds of $3.055 Million from the three private placements. The Company intends to use the proceeds of the private placements to fund its plan of development on its Searchlight mineral claims, its acquisition of the Clarkdale Slag Project and for general corporate purposes.

Two for One Stock Split

On September 13, 2005, the Company’s board of directors approved a two for one (2:1) stock split of the Company’s issued and outstanding common shares. The stock split will be effected on September 30, 2005, subject to approval by NASD. In connection with the stock split, the Company’s authorized capital will be increased from 200,000,000 shares of common stock, par value $0.001 to 400,000,000 shares of common stock, par value $0.001. As at September 19, 2005 the Company has 26,075,000 shares issued and outstanding. Following the effectiveness of the stock split, the Company will have 52,150,000 shares issued and outstanding.

Change of Head Office

The Company has relocated its head office to 2441 West Horizon Ridge Parkway, Henderson, Nevada 89052. In connection with the change of head office, the Company entered into an office lease with Burnett & Williams, LLC commencing September 15, 2005 for a term of six months at a cost of $3,100 per month.

Forward-Looking Statements:

Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed under the heading “Risk Factors” and elsewhere in the Company’s periodic filings with US securities regulators. When used in this news release, the words such as "could,” “plan”, "estimate", "expect", "intend", "may", "potential", "should", and similar expressions, are forward-looking statements. The risk factors that could cause actual results to differ from these forward-looking statements include, but are not restricted to the Company’s limited operating history, uncertainties about the availability of additional financing, geological or mechanical difficulties affecting the Company’s planned geological work programs, operational risk, environmental risk, financial risk, currency risk, dependence on joint venture partners and other statements that are not historical facts as disclosed under the heading “Risk Factors” and elsewhere in the Company’s periodic filings with securities regulators in the United States.